UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2022, Sanara MedTech Inc., a Texas corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Scendia Biologics, LLC, a Delaware limited liability company (“Scendia”), and Ryan Phillips (the “Seller”) pursuant to which, and in accordance with the terms and conditions set forth therein, the Company acquired 100% of the issued and outstanding membership interests in Scendia (including all rights and benefits associated with such membership interests, the “Membership Interests”) from the Seller (the “Acquisition”). On July 1, 2022, the parties to the Purchase Agreement completed the Acquisition (the “Closing”).

Scendia provides clinicians and surgeons with a full line of the regenerative and orthobiologic technologies for their patients through certain customer accounts. Beginning in early 2022, the Company began co-promoting certain products with Scendia, including: (i) TEXAGEN Amniotic Membrane Allograft, (ii) BiFORM Bioactive Moldable Matrix, (iii) AMPLIFY Verified Inductive Bone Matrix and (iv) ALLOCYTE Advanced Cellular Bone Matrix. Prior to the Acquisition, Scendia owned 50% of the issued and outstanding membership interests in Sanara Biologics, LLC (“Sanara Biologics”), and the Company owned the remaining 50% of the membership interests. As a result of the Acquisition, the Company indirectly acquired all of the interests in Sanara Biologics, such that the Company now holds 100% of the issued and outstanding equity interests in Sanara Biologics.

Pursuant to the Purchase Agreement, the aggregate purchase price for the Acquisition was $7.36 million, which consists of (i) a $1.36 million cash payment, subject to certain adjustments (the “Cash Consideration”), and (ii) 291,686 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) with an agreed upon value of $6.0 million (the “Stock Consideration”). Pursuant to the Purchase Agreement, at Closing, the Company withheld 94,798 shares of Common Stock with an agreed upon value of $1.95 million (the “Indemnity Holdback Shares” and the portion of the Stock Consideration issued at Closing plus the Indemnity Holdback Shares, the “Stock Consideration Shares”), which such Indemnity Holdback Shares shall be withheld, issued, and released to the Seller after Closing as and to the extent provided in Purchase Agreement to satisfy the Seller’s indemnification obligations, if any.

In addition to the Cash Consideration and the Stock Consideration, the Purchase Agreement provides that the Seller is entitled to receive two potential earnout payments, payable on an annual basis, not to exceed $10.0 million in the aggregate (the “Earnout Consideration). The Earnout Consideration is payable to the Seller in cash or, at the Company’s election, in up to 486,145 shares of Common Stock (the “Earnout Shares”), upon the achievement of certain performance thresholds relating to Net Revenue (as such term is defined in the Purchase Agreement) attributable to Scendia’s existing customers and to sales of Scendia products during the two-year period following the Closing.

The Purchase Agreement contains customary representations, warranties and obligations of the parties, including, among others, certain confidentiality, non-competition and non-solicitation covenants. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Seller, Scendia or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company and Scendia in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, the Seller and Scendia rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, the Seller or Scendia, and the Purchase Agreement should be read in conjunction with the Company’s Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Acquisition is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the issuance of the Stock Consideration Shares and Earnout Shares to the Seller pursuant to the Purchase Agreement is incorporated herein by reference. The issuance of the Stock Consideration Shares and the Earnout Shares was or will be undertaken, respectively, in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 5, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a), with respect to the Acquisition described in Item 2.01 herein, by amendment to this Current Report as soon as practicable and in any event not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b), with respect to the Acquisition described in Item 2.01 herein, by amendment to this Current Report as soon as practicable and in any event not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated July 1, 2022, by and among Sanara MedTech Inc., Scendia Biologics, LLC and Ryan Phillips.
99.1	Press Release of Sanara MedTech Inc., dated July 5, 2022 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 5, 2022

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Financial Officer